UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A
(Amendment No. 1)

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

eXegenics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	75-2402409
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1250 Pittsford-Victor Road
Pittsford, New York 14534

 (Address of principal executive offices)

Securities to be registered pursuant to Section 12(g) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not applicable	Not applicable

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box.

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

     Securities Act registration statement file number to which this form relates: Not applicable.

     Securities to be registered pursuant to Section 12(g) of the Act: Preferred Stock Purchase Rights

TABLE OF CONTENTS

Item 1. Description of Registrant’s Securities to Be Registered.

Item 2. Exhibits

SIGNATURE

EXHIBIT INDEX

EXHIBIT 4.4

eXegenics, Inc. (the “Company”) hereby amends the following items, exhibits and portions of its Registration Statement on Form 8-A, filed June 9, 2003 (the “Form 8-A”), for its Rights to Purchase Series B Participating Preferred Stock.

Item 1. Description of Registrant’s Securities to Be Registered .

     Item 1 of the Form 8-A is hereby amended to add the following paragraph as the last paragraph of Item 1:

     “On March 26, 2007, the Company entered into Amendment No. 3 (the “Amendment”) to its Stockholder Rights Agreement, dated as of June 9, 2003, as amended (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company., as Rights Agent. The Amendment provides that the Rights (as defined in the Rights Agreement) will expire at the close of business on March 26, 2007 and upon such expiration, the Rights Agreement will be of no further force and effect. The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 4.4 hereto and is incorporated by reference herein.”

Item 2. Exhibits

Exhibit	Exhibit
No.
4.1*
Stockholder Rights Agreement dated June 9, 2003 between eXegenics, Inc. and American Stock Transfer & Trust Company, including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights to Purchase Preferred Stock, attached thereto as Exhibits A, B, and C, respectively (incorporated by reference to Exhibit 4.1 to eXegenics, Inc.’s Report on Form 8-K filed on June 9, 2003)

4.2*
Amendment to Stockholder Rights Agreement dated as of July 16, 2003 between eXegenics, Inc. and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to eXegenics, Inc.’s Form 10-Q for the quarter ended June 30, 2003 filed on August 14, 2003)

4.3*
Amendment to Stockholder Rights Agreement dated as of December 4, 2006 between eXegenics, Inc. and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 99.1 to eXegenics, Inc.’s Report on Form 8-K filed on December 4, 2006)

4.4	Amendment No. 3 to Stockholders Rights Agreement dated March 26, 2007 between eXegenics, Inc. and American Stock Transfer & Trust Company

*Previously filed

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 27, 2007	eXegenics, INC.
By /s/ John A. Paganelli
John A. Paganelli
Interim Chief Execuitve Officer

EXHIBIT INDEX

Exhibit	Exhibit
No.
4.1*
Stockholder Rights Agreement dated June 9, 2003 between eXegenics, Inc. and American Stock Transfer & Trust Company, including the Certificate of Designation, the form of Rights Certificate and the Summary of Rights to Purchase Preferred Stock, attached thereto as Exhibits A, B, and C, respectively (incorporated by reference to Exhibit 4.1 to eXegenics, Inc.’s Report on Form 8-K filed on June 9, 2003)

4.2*
Amendment to Stockholder Rights Agreement dated as of July 16, 2003 between eXegenics, Inc. and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to eXegenics, Inc.’s Form 10-Q for the quarter ended June 30, 2003 filed on August 14, 2003)

4.3*
Amendment to Stockholder Rights Agreement dated as of December 4, 2006 between eXegenics, Inc. and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 99.1 to eXegenics, Inc.’s Report on Form 8-K filed on December 4, 2006)

4.4	Amendment No. 3 to Stockholders Rights Agreement dated March 26, 2007 between eXegenics, Inc. and American Stock Transfer & Trust Company

*Previously filed